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                                                                   Exhibit 23.3


                          Independent Auditors' Consent


The Board of Directors
IWL Communications, Inc. and Subsidiaries


We consent to the incorporation by reference herein of our report on the consolidated balance sheets of IWL Communications, Inc. and Subsidiaries as of June 30, 1996 and 1997, and as of December 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 1997 and for the six months ended December 31, 1997, which report appears in Registration Statement No. 333-64699 on Form S-4.


                                       KPMG PEAT MARWICK LLP


Houston, Texas
November 6, 1998